FREDRIKSON & BYRON, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402

                            Telephone: (612) 347-7000
                            Facsimile: (612) 347-7077



                                January 21, 1997



Quantech Ltd.
1419 Energy Park Drive
St. Paul, Minnesota  55108

    Re:  Post-Effective Amendment No. 1 to Registration Statement No. 333-6809

Ladies/Gentlemen:

     We are acting as corporate counsel to Quantech Ltd. (the "Company") in connection with the preparation and filing of Post-Effective Amendment No. 1 (the "Amendment") on Form S-3 to Form SB-2 Registration Statement No. 333-6809 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of 49,021,530 shares of the Company's Common Stock (the "Shares") to be sold by certain shareholders, including 11,940,103 shares which may be issued upon exercise of outstanding warrants (the "Warrants").

     In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

         1.       The Company's Articles of Incorporation, as amended.

         2.       The Company's Bylaws, as amended.

         3. Certain corporate resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Shares.

         4.       The Registration Statement and the Amendment.

     Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

         1. The Shares are validly authorized by the Company's Articles of Incorporation, as amended.

         2. The Shares have been duly authorized and are, or upon payment therefor upon exercise of the Warrants will be, validly issued and outstanding, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.

                                            Very truly yours,

                                            FREDRIKSON & BYRON, P.A.


                                            By  /s/ Timothy M. Heaney
                                                 Timothy M. Heaney